Exhibit 3(i)
                        CERTIFICATE OF INCORPORATION
                                     OF
                         AVISTAR ACQUISITIONS, INC.



            The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

            FIRST: The name of the corporation (hereinafter called the "corporation") is:

                         AVISTAR ACQUISITIONS, INC.

            SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the state of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

            THIRD:   The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH:   The total number of shares of stock which the
corporation shall have authority to issue is One Thousand (1,000), all of which are without par value. All such shares are of one class and are shares of Common Stock.

            FIFTH:    The name and the mailing address of the incorporator
are as follows:

      NAME                        MAILING ADDRESS
      ----                        ---------------
      N. S. Truax                 32 Loockerman Square, Suite L-100
                                  Dover, Delaware 19901

            SIXTH:   The corporation is to have perpetual existence.

            SEVENTH:   Whenever a compromise or arrangement is proposed
between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            EIGHTH:   For the management of the business and for the
conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation: provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

            3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section



242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            NINTH:   The personal liability of the directors of the
corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            TENTH:   The corporation shall, to the fullest extent permitted
by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            ELEVENTH:      From time to time any of the provisions of this
certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on March 16, 1993.

                                               /s/ N.S. Truax
                                               ----------------
                                                N. S. Truax
                                                Incorporator



                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                         AVISTAR ACQUISITIONS, INC.

            -----------------------------------------------------
                 Adopted in accordance with the provisions
                 of Section 242 of the General Corporation
                        Law of the State of Delaware
            -----------------------------------------------------

      The undersigned, President of AVISTAR ACQUISITIONS, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

      FIRST:      That the Certificate of Incorporation of said Corporation
has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

            "FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is five million
     (5,000,000) shares of Common Stock, par value $.01 per share."

      SECOND:      That such amendment has been duly adopted by the written
consent of the sole stockholder entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 27th day of June, 1995.

                                    /s/ Ernest Pecoraro
                                    -------------------------
                                    Ernest Pecoraro, President



                           CERTIFICATE OF MERGER
                                     OF
                             BACK & NECK CORP.
                           (an Idaho corporation)

                                    INTO

                         AVISTAR ACQUISITIONS, INC.
                          (a Delaware corporation)

                       Pursuant to Section 252(c) of
                        the General Corporation Law


      AVISTAR ACQUISITIONS, INC. a Delaware corporation, desiring to merge BACK & NECK CORP., an Idaho corporation, pursuant to the provisions of
Section 252(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST:      The names and state of incorporation of each constituent
corporation are:

            Name                                    State of Incorporation
            -------------------------               -----------------------
            Avistar Acquisitions, Inc.                  Delaware
            Back & Neck Corp.                           Idaho

      SECOND:      An Agreement and Plan of Merger has been approved,
adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law.

      THIRD:      The name of the surviving corporation is Avistar
Acquisitions, Inc.

      FOURTH:      Upon the effective date of the merger, Article FIRST of
the Certification of Incorporation of Avistar Acquisitions, Inc., shall be amended to read as follows:


            "FIRST:  The name of the corporation is:

                     BACK & NECK MANAGEMENT CORP."

      FIFTH:      An executed copy of the Agreement and Plan of Merger is
on file at the principal place of business of the surviving corporation, 19 Putnam Road, Livingston, NJ 07039, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

      SIXTH:      Back & Neck Corp. has authorized capital stock consisting
of 20,000,000 shares of Common Stock, par value of $.001 per share.

      IN WITNESS WHEREOF, AVISTAR ACQUISITIONS, INC., has caused this Certificate to be executed by its President thereunto duly authorized this 28th day of June, 1995.
                                    AVISTAR ACQUISITIONS, INC.
                                    (a Delaware Corporation)



                                    By:  /s/ Ernest Pecoraro
                                         --------------------------
                                         Name:      Ernest Pecoraro
                                          Title:      President

                             STATE OF DELAWARE
                          CERTIFICATE FOR RENEWAL
                           AND REVIVAL OF CHARTER

BACK & NECK MANAGEMENT CORP., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

      1.      The name of this corporation is Back and Neck Management
Corp.

      2. Its registered office in the State of Delaware is located at 1013 Centre Street, City of Wilmington, Zip Code 19805, County of New Castle, the name and address of its registered agent is The Prentice-Hall Corporation System, Inc.

      3. The date of filing of the original Certificate of Incorporation in Delaware was March 16, 1993.

      4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

      5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

      IN TESTIMONY WHEREOF, and in compliance with the provisions of
Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Dionne Gomez, the last and acting authorized officer hereunto set her hand to this certificate this 14th day of July 1998.



                                    By:      /s/ Dionne Gomez
                                          ------------------------
                                              Authorized Officer


                                    Name:   Dionne Gomez
                                          ----------------
                                            Print or Type


                                    Title:   Secretary
                                           -------------------


                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                        BACK & NECK MANAGEMENT CORP.


      The undersigned, President of Back & Neck Management Corp. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

      FIRST:      That the Certificate of Incorporation of said Corporation
has been amended as follows by striking out the whole of Article First thereof as it now exist and inserting in lieu and instead thereof a new Article First reading as follows:

            First: The name of the corporation is: NNZ AMERICA, INC.

      SECOND:      That such amendment has been duly adopted at a duly
called meeting of the shareholders held June 15, 1998, at which a majority of the outstanding share of the corporation were present and voted as follows:

                     For: 3,000,000         Against: 0

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 15th day of June, 1998.

                                    /s/ Radd Berrett
                                    Radd Berrett, President


                          CERTIFICATE OF AMENDMENT
                                   TO THE
                      CERTIFICATE OF INCORPORATION OF
                             NNZ, AMERICA, INC.

      NNZ, America, Inc., a corporation organized and existing under the General Corporation Laws of the State of Delaware (the "Corporation"), does hereby certify:

            FIRST:      That the Board of Directors of the Corporation by
unanimous written consent duly adopted resolutions (i) setting forth the proposed amendment to the Certificate of Incorporation of the Corporation and (ii) calling for the submission of the proposed amendment to a vote of the stockholders of the Corporation for their approval and adoption. The resolution setting forth the proposed amendments is as follows:

            "RESOLVED, that the Corporation amend Article FOURTH of its Certificate of Incorporation to affect a 20-for-1 split of the outstanding shares of Common Stock and in connection therewith to increase the par value per share of Common Stock to $.02, and that said Article FOURTH, as amended, would read as follows:

            "FOURTH:      (a) The total number of shares of capital stock
which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares all of which are designated as common stock with a par value of $.001 per share. Upon the filing of these Articles of Amendment, every twenty (20) outstanding shares of Common Stock of the Corporation, $.001 par value per share, shall without any action of the holders thereof, be reclassified and changed into one share of Common Stock par value of $.02 per share."

            SECOND:      That the holders of a majority of the outstanding
shares of common stock of the Corporation, by a written consent in accordance with Section 228 of the Delaware General Corporation Law, did duly adopt said amendment as proposed by the Board of Directors.

            THIRD:      This amendment was duly adopted in accordance with
the provisions of Section 242 of the Delaware General Corporation Laws.

            IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed hereto and this Certificate to be executed by its President and attested by its Secretary, as of this 18th day of June, 1998.

                                    NNZ AMERICA, INC.
Attest:

                                    /s/ Radd Berrett
/s/Dionne Gomez                        Radd Berrett, President
Secretary Dionne Gomez


                          CERTIFICATE OF AMENDMENT
                                   to the
                        CERTIFICATE OF INCORPORATION
                                     of
                    NATURALLY NEW ZEALAND NETWORKS, INC.


      Naturally New Zealand Networks, Inc., a corporation existing under the Delaware General Corporation Law (the "Corporation") does hereby certify the following:

            FIRST. The name of the corporation is Naturally New Zealand Networks, Inc.

            SECOND. The Board of Directors of the Corporation by unanimous written consent duly adopted resolutions pursuant to the provisions of
Section 242 of the Delaware General Corporation Law to (i) change the name of the Corporation, (ii) increase the number of shares of authorized Common Stock of the Corporation and (iii) reserve to the Board of Directors the right to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time-to-time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof to designate authorized for issuance. The resolutions setting forth the proposed amendments are as follows:

            "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered FIRST to read as follows:

                  FIRST.  The name of the corporation is CrossCountry
Holdings Ltd.

            FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered FOURTH to read as follows:

            FOURTH. The total number of shares which the corporation shall have authority to issue is 50,700,000, of which 50,000,000 shares shall be Common Stock, $.001 par value ("Common Stock"), and 700,000 shares shall be Preferred Stock, $.05 par value ("Preferred Stock").

            The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time-to-time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

            (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative priority, if any, of payment of dividends on shares of that series; (c) Whether that series shall have voting rights, in addition to the voting rights expressly required by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates; (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and (h) Any other relative rights, preferences and limitations of that series."

            THIRD. The foregoing Amendment to the Certificate of Incorporation of the Corporation was approved and adopted by Consents received from shareholders holding shares entitling them to exercise at least a majority of the voting power of the outstanding shares (no greater proportion of the outstanding shares being required by the provisions of the Certificate of Incorporation of the Corporation or an amendment thereof) solicited pursuant to the provisions of Section 228 of the Delaware General Corporation Law. A total of 4,155,800 shares of Common Stock were outstanding at the time of the vote evidenced by written Consents; and no shares of Preferred Stock have been issued by the Corporation. Accordingly, said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Charlene Davis, its President this 10th day of February, 1999.

                                      Naturally New Zealand Networks, Inc.



                                          /s/ Charlene Davis
                                          Charlene Davis, President

                          CERTIFICATE OF AMENDMENT
                                   to the
                        CERTIFICATE OF INCORPORATION
                                     of
                         CROSSCOUNTRY HOLDINGS LTD.


      CrossCountry Holdings Ltd., a corporation existing under the Delaware General Corporation Law (the "Corporation") does hereby certify the following:

            FIRST.  The name of the corporation is CrossCountry Holdings
Ltd.

            SECOND. The Board of Directors of the Corporation by unanimous written consent duly adopted resolutions pursuant to the provisions of
Section 242 of the Delaware General Corporation Law to (i) change the name of the Corporation and (ii) change the name and address of the registered agent of the Corporation. The resolutions setting forth the proposed amendments are as follows:

            RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered FIRST to read as follows:

                  "FIRST:  The name of the corporation is GTrade.Network
Inc."

            FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered SECOND to read as follows:

                  "SECOND: The name and address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at that address is the Corporation Trust Company."

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Charlene Davis, its President this 20th day of April, 1999.

                                          CrossCountry Holdings Ltd.



                                          /s/ Charlene Davis

                                          Charlene Davis, President


                            GTrade.Network Inc.

                        Certificate of Designations
                            _____________________

                    Resolution of the Board of Directors
          Establishing the Series A Participating Preferred Stock

RESOLVED: That pursuant and subject to the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, as amended, 100,000 shares of the authorized and unissued Preferred Stock, par value $.05 per share, of the Corporation be, and hereby are, authorized as a series of Preferred Stock designated as Series A Participating Preferred Stock (the "Series A Preferred Stock"), and all shares of said Series A Preferred Stock shall be identical and subject to the following terms and conditions:

      Section 1.  Liquidation Rights.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series A Preferred Stock 70% of the then issued and outstanding shares of FleaMan.Com Inc., a Nevada corporation, which is a wholly-owned subsidiary of the Corporation, and no more. All of the preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of the Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series A Preferred Stock in connection with such liquidation, dissolution or winding-up. If the assets to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution to such holders shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

      (b) After the payment or setting apart of the full preferential amounts required to be paid to the holders of Series A Preferred Stock, the holders of Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series A Preferred Stock shall be entitled to receive all remaining assets or surplus funds of the Corporation.

      Section 2. Dividends. The holders of the outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends on a pari passu basis with the outstanding shares of Common Stock the same as if the Series A Preferred Stock represented 100,000 shares of the Corporation's Common Stock.

      Section 3. Conversion. The holders of the Series A Preferred Stock shall have no right to convert the Series A Preferred Stock to Common Stock.


      Section 4. Voting Rights. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each share of Series A Preferred Stock shall entitle the holder thereof the same number of votes that one share of Common Stock is entitled to vote. Except as provided by law and by the provisions of Section 5 below, the holders of Series A Preferred Stock and Common Stock shall vote together as a single class.

      Section 5. Covenants. The Corporation shall not, without first obtaining the affirmative vote or written consent of not less than one hundred percent (100%) of the issued and outstanding shares of Series A Preferred Stock:

      (a) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock; or

      (b) Reclassify any Common Stock into shares having any preferences or priority as to dividends or assets superior to or on a parity with any such preferences or priorities of the Series A Preferred Stock.

For purposes of subsection (a) of this Section 5, (i) any amendment of or addition of provisions to the Corporation's Certificate of Incorporation increasing the authorized number of shares of the Corporation's Common Stock, (ii) any such amendment or addition establishing one or more classes or series of the Corporation's Preferred Stock with respect to which dividends or amounts payable on any liquidation, dissolution or winding-up of the Corporation shall be payable on a parity with the Series A Preferred Stock (notwithstanding that such Preferred Stock may have par values, dividend rates, redemption prices, amounts payable upon liquidation, dissolution or winding-up, voting rights and other terms and provisions varying from those of the Series A Preferred Stock), and (iii) any such amendment or addition establishing one or more classes or series of stock ranking junior to the Series A Preferred Stock in respect of dividends or amounts payable upon any liquidation, dissolution or winding-up of the Corporation, shall, in each case, not be deemed to adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

      Section 6. Optional and Mandatory Redemption. The Corporation may, at its option, at any time after June 30, 2000, but not prior thereto, upon 60 days prior written notice to the holder(s) of the Series A Preferred Stock, redeem all (but not less than all) of the then outstanding shares of Series A Preferred Stock upon conveyance to the holders of the Series A Preferred Stock of 70% of the then issued and outstanding shares of FleaMan.Com Inc., a Nevada corporation, which is a wholly-owned subsidiary of the Corporation, together with any accrued but unpaid dividends payable on the Series A Preferred Stock, whether or not earned or declared, to and including the redemption date.

      Additionally, the Corporation shall, after June 30, 2000, upon notice received from the holder(s) of the Series A Preferred Stock, redeem all (and not less than all) of the then outstanding shares of Series A Preferred Stock by conveyance to the holders of the Series A Preferred Stock of 70% of the then issued and outstanding shares of FleaMan.Com Inc., a Nevada corporation, which is a wholly-owned subsidiary of the Corporation, together with any accrued but unpaid dividends payable on the Series A Preferred Stock, whether or not earned or declared, to and including the redemption date.


      In case of any redemption of shares of the Series A Preferred Stock pursuant to this Section 6, the holder(s) requesting redemption shall give the Corporation not less than 60 days' prior written notice by mail, postage prepaid, which shall be deemed effective only upon the receipt thereof by the Corporation. The date of receipt shall be deemed to be the "redemption date" unless the Corporation fails to complete payment, for any reason, within 60 days from such redemption date; otherwise the "redemption date" shall be deemed to be the actual date of payment. Payment by the Corporation of such amounts shall terminate all rights of the redeeming holder(s) with respect to such shares. Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series A Preferred Stock shall be redeemed from time-to-time. The shares of the Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time-to-time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing contained herein shall prevent or restrict the purchase by the Corporation, from time-to-time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Aziz Hirji, its President this 2nd day of June, 1999.

                                          GTrade.Network Inc.



                                          /s/ Aziz Hirji
                                          Aziz Hirji, President



                            GTrade.Network Inc.



                   Statement Establishing and Designating
                  a Series, and Fixing and Determining the
                Relative Rights and Preferences of Series B
                       Participating Preferred Stock

      Pursuant to Action By Consent of Directors of GTrade.Network Inc., a Delaware corporation, (the "Corporation") taken on the 12th day of August, 1999, the following resolution was duly adopted by the Directors of the
Corporation:

            RESOLVED, that the form of Resolution of the Board of Directors establishing the Series B Participating Preferred Stock which form of Resolution is attached hereto as Exhibit "A" and incorporated herein by this reference, shall be and hereby is adopted as a resolution of the Board of Directors of the Corporation.

      This statement is furnished pursuant to Section 151 of the Delaware General Corporation Law, and upon filing hereof, the Resolution establishing and designating the Series and fixing and determining the relative rights and preferences of the Corporation's Series B Participating Preferred Stock is intended to constitute an amendment of the Certificate of Incorporation of the Corporation.

      The foregoing resolution has not been rescinded or modified by a subsequent resolution or other action of the Board of Directors, and remains in full force and effect as of the date hereof.

      Dated this 12th day of August, 1999.



                                      /s/ Aziz Hirji
                                          Aziz Hirji, President

      EXHIBIT "A"


      GTrade.Network Inc.

      Certificate of Designations
      _____________________

      Resolution of the Board of Directors
      Establishing the Series B Participating Preferred Stock

RESOLVED: That pursuant and subject to the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, as amended, 10,000 shares of the authorized and unissued Preferred Stock, par value $.05 per share, of the Corporation be, and hereby are, authorized as a series of Preferred Stock designated as Series B Participating Preferred Stock (the "Series B Preferred Stock"), and all shares of said Series B Preferred Stock shall be identical and subject to the following terms and conditions:

      Section 1.  Liquidation Rights.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series B Preferred Stock 60% of the then issued and outstanding shares of I-Jet Aviation Consultants, Inc., a Nevada corporation, which is a wholly-owned subsidiary of the Corporation, and no more. All of the preferential amounts to be paid to the holders of the Series B Preferred Stock under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of the Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series B Preferred Stock in connection with such liquidation, dissolution or winding-up. If the assets to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution to such holders shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

      (b) After the payment or setting apart of the full preferential amounts required to be paid to the holders of Series B Preferred Stock, the holders of Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series B Preferred Stock shall be entitled to receive all remaining assets or surplus funds of the Corporation.

      Section 2. Dividends. The holders of the outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends on a pari passu basis with the outstanding shares of Common Stock the same as if the Series B Preferred Stock represented 10,000 shares of the Corporation's Common Stock.

      Section 3. Conversion. The holders of the Series B Preferred Stock shall have no right to convert the Series B Preferred Stock to Common Stock.

      Section 4. Voting Rights. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each share of Series B Preferred Stock shall entitle the holder thereof the same number of votes that one share of Common Stock is entitled to vote. Except as provided by law and by the provisions of Section 5 below, the holders of Series B Preferred Stock and Common Stock shall vote together as a single class.

      Section 5. Covenants. The Corporation shall not, without first obtaining the affirmative vote or written consent of not less than one hundred percent (100%) of the issued and outstanding shares of Series B Preferred Stock:

      (a) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; or

      (b) Reclassify any Common Stock into shares having any preferences or priority as to dividends or assets superior to or on a parity with any such preferences or priorities of the Series B Preferred Stock.

For purposes of subsection (a) of this Section 5, (i) any amendment of or addition of provisions to the Corporation's Certificate of Incorporation increasing the authorized number of shares of the Corporation's Common Stock, (ii) any such amendment or addition establishing one or more classes or series of the Corporation's Preferred Stock with respect to which dividends or amounts payable on any liquidation, dissolution or winding-up of the Corporation shall be payable on a parity with the Series B Preferred Stock (notwithstanding that such Preferred Stock may have par values, dividend rates, redemption prices, amounts payable upon liquidation, dissolution or winding-up, voting rights and other terms and provisions varying from those of the Series B Preferred Stock), and (iii) any such amendment or addition establishing one or more classes or series of stock ranking junior to the Series B Preferred Stock in respect of dividends or amounts payable upon any liquidation, dissolution or winding-up of the Corporation, shall, in each case, not be deemed to adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock.

      Section 6. Optional and Mandatory Redemption. The Corporation may, at its option, at any time after August 30, 2000, but not prior thereto, upon 60 days prior written notice to the holder(s) of the Series B Preferred Stock, redeem all (but not less than all) of the then outstanding shares of Series B Preferred Stock upon conveyance to the holders of the Series B Preferred Stock of 60% of the then issued and outstanding shares of I-Jet Aviation Consultants, Inc., a Nevada corporation, which is a wholly-owned subsidiary of the Corporation, together with any accrued but unpaid dividends payable on the Series B Preferred Stock, whether or not earned or declared, to and including the redemption date.


      Additionally, the Corporation shall, after August 30, 2000, upon notice received from the holder(s) of the Series B Preferred Stock, redeem all (and not less than all) of the then outstanding shares of Series B Preferred Stock by conveyance to the holders of the Series B Preferred Stock of 60% of the then issued and outstanding shares of I-Jet Aviation Consultants, Inc., a Nevada corporation, which is a wholly-owned subsidiary of the Corporation, together with any accrued but unpaid dividends payable on the Series B Preferred Stock, whether or not earned or declared, to and including the redemption date.

      In case of any redemption of shares of the Series B Preferred Stock pursuant to this Section 6, the holder(s) requesting redemption shall give the Corporation not less than 60 days' prior written notice by mail, postage prepaid, which shall be deemed effective only upon the receipt thereof by the Corporation. The date of receipt shall be deemed to be the "redemption date" unless the Corporation fails to complete payment, for any reason, within 60 days from such redemption date; otherwise the "redemption date" shall be deemed to be the actual date of payment. Payment by the Corporation of such amounts shall terminate all rights of the redeeming holder(s) with respect to such shares. Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series B Preferred Stock shall be redeemed from time-to-time. The shares of the Series B Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time-to-time take such appropriate corporate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly. Nothing contained herein shall prevent or restrict the purchase by the Corporation, from time-to-time either at public or private sale, of the whole or any part of the Series B Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Aziz Hirji, it President, this 12th day of August, 1999.

                                             GTrade.Network Inc.


                                             /s/ Aziz Hirji
                                                 Aziz Hirji, President

                            GTrade.Network Inc.



      Statement Establishing and Designating
      a Series, and Fixing and Determining the Relative Rights and Preferences of Series C
      Participating Preferred Stock

      Pursuant to Action By Consent of Directors of GTrade.Network Inc., a Delaware corporation, (the "Corporation") taken on the 27th day of August, 1999, the following resolution was duly adopted by the Directors of the
Corporation:

            RESOLVED, that the form of Resolution of the Board of Directors establishing the Series C Participating Preferred Stock which form of Resolution is attached hereto as Exhibit "A" and incorporated herein by this reference, shall be and hereby is adopted as a resolution of the Board of Directors of the Corporation.

      This statement is furnished pursuant to Section 151 of the Delaware General Corporation Law, and upon filing hereof, the Resolution establishing and designating the Series and fixing and determining the relative rights and preferences of the Corporation's Series C Participating Preferred Stock is intended to constitute an amendment of the Certificate of Incorporation of the Corporation.

      The foregoing resolution has not been rescinded or modified by a subsequent resolution or other action of the Board of Directors, and remains in full force and effect as of the date hereof.

      Dated this 27th day of August, 1999.



                                    /s/ Aziz Hirji
                                        Aziz Hirji, President


                                EXHIBIT "A"


                            GTrade.Network Inc.

                        Certificate of Designations
                            _____________________

                    Resolution of the Board of Directors
          Establishing the Series C Participating Preferred Stock

RESOLVED: That pursuant and subject to the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, as amended, 100,002 shares of the authorized and unissued Preferred Stock, par value $.05 per share, of the Corporation be, and hereby are, authorized as a series of Preferred Stock designated as Series C Participating Preferred Stock (the "Series C Preferred Stock"), and all shares of said Series C Preferred Stock shall be identical and subject to the following terms and conditions:

      Section 1.  Liquidation Rights.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series C Preferred Stock 70% of the then issued and outstanding shares of NetSafety Corporation USA, Inc., a California corporation, which is a wholly-owned subsidiary of the Corporation, and no more. All of the preferential amounts to be paid to the holders of the Series C Preferred Stock under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of the Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series C Preferred Stock in connection with such liquidation, dissolution or winding-up. If the assets to be distributed to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution to such holders shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

      (b) After the payment or setting apart of the full preferential amounts required to be paid to the holders of Series C Preferred Stock, the holders of Common Stock or any other stock of the Corporation ranking on liquidation junior to the Series C Preferred Stock shall be entitled to receive all remaining assets or surplus funds of the Corporation.

      Section 2. Dividends. The holders of the outstanding Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends on a pari passu basis with the outstanding shares of Common Stock the same as if the Series C Preferred Stock represented 100,002 shares of the Corporation's Common Stock.

      Section 3. Conversion. The holders of the Series C Preferred Stock shall have no right to convert the Series C Preferred Stock to Common Stock.

      Section 4. Voting Rights. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each share of Series C Preferred Stock shall entitle the holder thereof the same number of votes that one share of Common Stock is entitled to vote. Except as provided by law and by the provisions of Section 5 below, the holders of Series C Preferred Stock and Common Stock shall vote together as a single class.

      Section 5. Covenants. The Corporation shall not, without first obtaining the affirmative vote or written consent of not less than one hundred percent (100%) of the issued and outstanding shares of Series C Preferred Stock:

      (a) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock; or

      (b) Reclassify any Common Stock into shares having any preferences or priority as to dividends or assets superior to or on a parity with any such preferences or priorities of the Series C Preferred Stock.

For purposes of subsection (a) of this Section 5, (i) any amendment of or addition of provisions to the Corporation's Certificate of Incorporation increasing the authorized number of shares of the Corporation's Common Stock, (ii) any such amendment or addition establishing one or more classes or series of the Corporation's Preferred Stock with respect to which dividends or amounts payable on any liquidation, dissolution or winding-up of the Corporation shall be payable on a parity with the Series C Preferred Stock (notwithstanding that such Preferred Stock may have par values, dividend rates, redemption prices, amounts payable upon liquidation, dissolution or winding-up, voting rights and other terms and provisions varying from those of the Series C Preferred Stock), and (iii) any such amendment or addition establishing one or more classes or series of stock ranking junior to the Series C Preferred Stock in respect of dividends or amounts payable upon any liquidation, dissolution or winding-up of the Corporation, shall, in each case, not be deemed to adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock.

      Section 6. Optional and Mandatory Redemption. The Corporation may, at its option, at any time after August 30, 2000, but not prior thereto, upon 60 days prior written notice to the holder(s) of the Series C Preferred Stock, redeem all (but not less than all) of the then outstanding shares of Series C Preferred Stock upon conveyance to the holders of the Series C Preferred Stock of 70% of the then issued and outstanding shares of NetSafety Corporation USA, Inc., a California corporation, on an as issued basis, which is a wholly-owned subsidiary of the Corporation, together with any accrued but unpaid dividends payable on the Series C Preferred Stock, whether or not earned or declared, to and including the redemption date.


      Additionally, the Corporation shall, after August 30, 2000, upon notice received from the holder(s) of the Series C Preferred Stock, redeem all (and not less than all) of the then outstanding shares of Series C Preferred Stock by conveyance to the holders of the Series C Preferred Stock of 70% of the then issued and outstanding shares of NetSafety Corporation USA, Inc., a California corporation, on an as issued basis, which is a wholly-owned subsidiary of the Corporation, together with any accrued but unpaid dividends payable on the Series C Preferred Stock, whether or not earned or declared, to and including the redemption date.

      In case of any redemption of shares of the Series C Preferred Stock pursuant to this Section 6, the holder(s) requesting redemption shall give the Corporation not less than 60 days' prior written notice by mail, postage prepaid, which shall be deemed effective only upon the receipt thereof by the Corporation. The date of receipt shall be deemed to be the "redemption date" unless the Corporation fails to complete payment, for any reason, within 60 days from such redemption date; otherwise the "redemption date" shall be deemed to be the actual date of payment. Payment by the Corporation of such amounts shall terminate all rights of the redeeming holder(s) with respect to such shares. Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series C Preferred Stock shall be redeemed from time-to-time. The shares of the Series C Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time-to-time take such appropriate corporate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly. Nothing contained herein shall prevent or restrict the purchase by the Corporation, from time-to-time either at public or private sale, of the whole or any part of the Series C Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.